Exhibit (a)(1)(vi)
Notice of Withdrawal of Tender
Regarding Shares in Carlyle Credit Solutions, Inc.
Tendered Pursuant to the Offer to Purchase
Dated December 30, 2022
The Offer and withdrawal rights will expire on January 30, 2023 and this Notice of Withdrawal must be received by
the Company’s Transfer Agent, either by mail, by overnight delivery or by fax, by 11:59 p.m.,
Eastern Time, on January 30, 2023, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein.

IMPORTANT: If you tendered your shares of common stock, par value $0.01 per share (the “Shares”), of Carlyle Credit Solutions, Inc. (the “Company”) through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your tendered Shares.

Complete this Notice of Withdrawal of Tender and return or deliver it to State Street Bank and Trust
Company, Carlyle Credit Solutions, Inc.’s transfer agent (the “Transfer Agent”), by mail, overnight delivery or fax as follows:

If delivering via USPS, UPS or FedEx:
State Street Bank and Trust Company
Attention: Carlyle Credit Solutions, Inc.
1 Heritage Drive, Mailstop OHD0100
North Quincy, MA 02171

A STOCKHOLDER CHOOSING TO FAX A NOTICE OF WITHDRAWAL OF TENDER MUST
ALSO MAIL THE ORIGINAL COMPLETED AND EXECUTED NOTICE OF WITHDRAWAL OF
TENDER (OR AN ORIGINALLY SIGNED PHOTOCOPY THEREOF) PROMPTLY THEREAFTER.

If delivering an originally signed photocopy via fax:
Attn: Carlyle Credit Solutions, Inc.
Fax number: (617) 937-3051

If delivering via fax, please include “Tender Offer for Carlyle Credit Solutions Shares” on the fax cover page or in the subject line, as applicable.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
TRANSFER AGENT.

For additional information, call the Transfer Agent at (888) 207-9542.

[Remainder of Page Intentionally Left Blank]

Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Company Name:
Company Account #:
Investor Name/Registration:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Firm Name (if appliable):
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

Such withdrawal is with respect to (specify one):

☐	All of the undersigned’s Shares previously tendered

☐	The following number of Shares previously tendered:

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company upon expiration of the tender offer described above.

The undersigned represents that the undersigned is the beneficial owner of the shares of common stock, par value $0.01 per share, of the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing stockholder.
In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature Date

Signature Date

Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of Carlyle Credit Solutions, Inc. If any Shares covered by this Notice of Withdrawal are owned of record by two or more joint owners, all such owners must sign this Notice of Withdrawal. If any previously tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Notices of Withdrawal as there are different registrations of such Shares. If this Notice of Withdrawal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

Name:
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.: